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                                                                    Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1997 Long Term Stock Incentive Plan of Lazare Kaplan International Inc. and to the incorporation by reference therein of our reports dated July 8, 1997, with respect to the consolidated financial statements of Lazare Kaplan International Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLP

New York, New York
November 13, 1997






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